EXHIBIT 10.23



                 DISTRIBUTION, SUPPLY AND DEVELOPMENT AGREEMENT





                                     between





                           CLOSURE MEDICAL CORPORATION

                                       and



                       COLGATE ORAL PHARMACEUTICALS, INC.







                                   Dated as of

                                December 21, 2000

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                                TABLE OF CONTENTS

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Article 1             DEFINITIONS................................................................................1

Article 2             DISTRIBUTION...............................................................................7

         2.1      Exclusive Distributor..........................................................................7

         2.2      Reservation Of Rights..........................................................................7

         2.3      Market Launch..................................................................................7

         2.4      Regulatory Compliance..........................................................................7

Article 3             MANUFACTURE AND SUPPLY.....................................................................7

         3.1      Contact Person.................................................................................7

         3.2      Manufacture And Supply of the Product..........................................................7

         3.3      12 Month Rolling Forecast......................................................................9

         3.4      Firm Orders....................................................................................9

                  3.4.1    Initial Firm Order....................................................................9

                  3.4.2    Ongoing Firm Orders...................................................................9

                  3.4.3    Formation of Contract.................................................................9

         3.5      Manufacturing and Delivery Schedule...........................................................10

         3.6      Annual Minimum Quantities.....................................................................10

         3.7      Labeling, Packaging and Assembly..............................................................11

         3.8      Delivery......................................................................................12

         3.9      Inspection of Shipment and Notice of Claims...................................................12

         3.10     Manufacturing Facility........................................................................13

         3.11     Mutual Assistance.............................................................................15

Article 4             LINE EXTENSION DEVELOPMENT................................................................17

         4.1      Collaboration.................................................................................17

         4.2      Steering Committee............................................................................18

         4.3      Development Activities........................................................................18

         4.4      Books and Records.............................................................................20

Article 5             INTELLECTUAL PROPERTY.....................................................................20

         5.1      Closure Medical Intellectual Property.........................................................20

         5.2      Patent Prosecution and Maintenance............................................................21

         5.3      Patent Infringement...........................................................................21
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         5.4      Ownership of Line Extensions..................................................................22

         5.5      Trademarks....................................................................................22

Article 6             COMMERCIAL TERMS..........................................................................22

         6.1      Product Supply Price..........................................................................22

Article 7             TERM AND TERMINATION......................................................................23

         7.1      Automatic Renewal.............................................................................23

         7.2      Challenge of Closure Medical Patents..........................................................23

         7.3      Termination for Cause.........................................................................23

                  7.3.1    Material Breach......................................................................23

         7.4      Termination without Cause.....................................................................24

         7.5      Termination for Third Party Patent Infringement or [**].......................................24

         7.6      Upon Termination..............................................................................25

Article 8             DISPUTE RESOLUTION........................................................................25

         8.1      Negotiation and Escalation....................................................................25

         8.2      Arbitration...................................................................................25

         8.3      Equitable Relief..............................................................................26

Article 9             CONFIDENTIALITY...........................................................................26

         9.1      Confidentiality Obligations...................................................................26

         9.2      Exclusions....................................................................................26

         9.3      Termination...................................................................................26

         9.4      Injunction....................................................................................27

         9.5      Publicity.....................................................................................27

Article 10            REPRESENTATIONS AND WARRANTIES............................................................27

         10.1     Mutual........................................................................................27

         10.2     Closure Medical...............................................................................28

Article 11            DISCLAIMER OF WARRANTY, LIMITATION OF LIABILITY AND INDEMNIFICATION.......................28

         11.1     Disclaimer of Warranties......................................................................28

         11.2     Limitation of Liability.......................................................................28

         11.3     Indemnification by Colgate....................................................................29
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         11.4     Indemnification by Closure Medical............................................................29

         11.5     Indemnitee Obligations........................................................................29

         11.6     Essential Part of Bargain.....................................................................30

         11.7     Adequate Insurance............................................................................30

Article 12            FORCE MAJEURE.............................................................................30

Article 13            MISCELLANEOUS.............................................................................31

         13.1     Restrictions on Unsolicited Activities........................................................31

         13.2     Governing Law.................................................................................31

         13.3     No Assignment.................................................................................31

         13.4     Independent Contractors.......................................................................32

         13.5     Notices.......................................................................................32

         13.6     Amendment or Modification.....................................................................32

         13.7     Entire Agreement..............................................................................33

         13.8     Severability..................................................................................33

         13.9     No Waiver.....................................................................................33

         13.10    Survival......................................................................................33

         13.11    No Third Party Beneficiaries..................................................................33

         13.12    Titles........................................................................................33

         13.13    Execution in Counterparts, Facsimiles.........................................................33
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                 DISTRIBUTION, SUPPLY AND DEVELOPMENT AGREEMENT

This Distribution, Supply and Development Agreement by and between Closure Medical Corporation, a Delaware corporation having a principal place of business at 5250 Greens Dairy Road, Raleigh, NC 27616 ("Closure Medical"), and Colgate Oral Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at One Colgate Way, Canton, MA 02021 ("Colgate"), is dated as of December 21, 2000 (the "Effective Date"). Closure Medical and Colgate may be referred to herein as a "Party" or, collectively, as the "Parties."

         WHEREAS, Closure Medical wishes to manufacture the Product and Colgate wishes to purchase the Product from Closure Medical and assemble the Device using the Product and its Secondary Packaging; and

         WHEREAS, Colgate wishes to act as the exclusive distributor of the Device and Closure Medical wishes to act as the exclusive supplier of the Product to Colgate for incorporation into such Device pursuant to the terms and conditions set forth herein; and

         WHEREAS, Colgate and Closure Medical are entering into the Soothe-n-Seal(TM) Trademark Agreement (the "Trademark Agreement") on date even herewith, whereby Closure Medical is transferring rights to such Soothe-n-Seal(TM) trademark to Colgate for use in conjunction with Device.

         NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the Parties agree as follows:

                                   Article 1

                                   DEFINITIONS

1.1     "AAA" shall have the meaning ascribed thereto in Section 8.2.

1.2     "[**]" shall mean [**].

1.3 "Affiliate" shall mean, when used with reference to a Party, any individual or entity directly or indirectly controlling, controlled by or under common control with such Party. For purposes of this definition, "control" means (a) the direct or indirect ownership of at least 50% of the outstanding voting securities of an entity, (b) the right to control the policy decisions of such entity or (c) has the power to elect or appoint at least 50% of the members of the governing body of the entity.

1.4 "Agreement" shall mean this Distribution, Supply and Development Agreement and the Trademark Agreement, including the Exhibits, Schedules and Attachments thereto as such may be amended from time to time.

1.5     "Auditor" shall have the meaning ascribed thereto in Section 4.4.

1.6 "Bankruptcy Event" shall mean the person or entity in question becomes insolvent, or voluntary or involuntary proceedings by or against such person or entity are instituted in

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        bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such person or entity, or proceedings are instituted by or against such person or entity for corporate reorganization or the dissolution of such person or entity, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or such person or entity makes an assignment for the benefit of its creditors, or substantially all of the assets of such person or entity are seized or attached and not released within sixty (60) days thereafter.

1.7 "[**]" shall mean [**] including, without limitation, [**] products, all of the foregoing intended for use in the [**].

1.8 "Business Day" shall mean any day that is not a Saturday, Sunday or United States federal holiday.

1.9     "Claim" shall have the meaning ascribed thereto in Section 11.5.

1.10 "Closure Records" shall have the meaning ascribed thereto in Section 3.10.2(a).

1.11 "Colgate Records" shall have the meaning ascribed thereto in Section 3.10.3(a).

1.12 "[**]" shall mean a device [**] intended uses; for purposes of clarity, [**].

1.13 "Confidential Information" shall mean all proprietary and confidential information of a Party, including, without limitation, trade secrets, technical information, business information, sales information, customer and potential customer lists and identities, product sales plans, sublicense agreements, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes and other trade secrets and proprietary ideas, whether or not protectable under patent, trademark, copyright or other areas of law, that the other Party has access to or receives and which, if disclosed in writing, is marked as "Confidential Information," but does not include information that (a) is or becomes publicly available through no fault of the receiving Party;
        (b) was already known to the receiving Party at the time it was disclosed to the receiving Party, as evidenced by written records of the receiving Party; (c) is independently developed by or on behalf of the receiving Party without reference or access to such information, as evidenced by written records of the receiving Party; or (d) is received from a Third Party who is under no obligation of confidentiality to the disclosing Party.

1.14    "Contract Year" shall mean any 12-month period beginning on the later of
        (a) 90 days after the Effective Date or (b) the date of availability of stability data from Samples as mutually agreed upon by the Parties ([**] months at [**] and [**]), or an anniversary thereof. (The first Contract Year shall mean the later of [**] after the Effective Date or the availability date of stability data for Samples through the day prior to the first anniversary of such date; the second Contract Year shall mean the first anniversary of such date through the day prior to the second anniversary of such date; the third Contract Year shall mean the second anniversary of such date through the day prior to the third anniversary of such date, etc.).

1.15    "Design Control Procedure" shall have the meaning ascribed thereto in
        Section 3.7.1.

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1.16    "Development Plan" shall have the meaning ascribed thereto in Section
        4.3.2.

1.17 "Device" shall mean the Product and any and all Line Extensions, together with their respective Secondary Packaging, as described in detail in the Device Specifications for use in the Field.

1.18 "Device Specifications" shall mean, with respect to the Device (including each of its components), the specifications as are required by the applicable marketing authorization (and as supplemented or amended by mutual agreement of the Parties from time to time) for the applicable Territory for the Device (including each of its components), each as shall be set forth from time to time in Schedule 1.18.

1.19    "[**]" shall mean a product [**].

1.20 "EXW" or "Ex Works" shall have the meaning attributed thereto in INCOTERMS 2000.

1.21 "FDA" shall mean the United States Food and Drug Administration of the United States Department of Health and Human Services and any successor agency or entity that may be established hereafter. "FDA" shall also be deemed to include the applicable regulatory authorities and, where appropriate, notified bodies, having jurisdiction over the Device in the European Union.

1.22    "FDCA" shall mean the Federal Food, Drug and Cosmetic Act (21 U.S.C.
        section 301 et seq.), as amended from time to time and any successor acts thereto and its counterparts in the European Union, together with any rules and regulations or national laws promulgated thereunder.

1.23 "Field" shall mean OTC and professional Oral Applications for the treatment of canker sores, [**], cold sores, [**], and other mouth sores in humans, including those caused by [**]. For purposes of clarity, the Field includes [**], but excludes, among other things, [**].

1.24 "Firm Order" shall mean a firm, non-cancelable, written purchase order sent by mail, facsimile, telegram, electronic data interchange or other mutually agreeable means, which purchase order shall, at a minimum, set forth quantity, delivery dates, shipping instructions and U.S. shipping addresses.

1.25 "Force Majeure Event" shall mean any event beyond the reasonable control of the Party affected by such circumstance and which occurs without the fault or negligence of such Party or any of its subcontractors or suppliers, including, but not limited to, an act of God, [**], fire, flood, earthquake, storm, war, riot, revolt, act of a public enemy, embargo, explosion, civil commotion, [**] or any law, rule, regulation, order or other action by any public authority.

1.26 "Good Manufacturing Practices" shall mean the Quality Systems Regulations and any good manufacturing practice codes, including, without limitation, in Europe, Council Directive 93/42/EEC and any applicable European standards for quality systems.

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1.27    "Governmental Authority" shall mean any federal, state, municipal, local, territorial or other governmental department, regulatory authority, judicial or administrative body, whether domestic or foreign, including, but not limited to, the FDA.

1.28    "Indemnitee" shall have the meaning ascribed thereto in Section 11.5.

1.29 "Indication" shall mean a recognized disease or condition, an important manifestation of a disease or condition, or symptoms associated with a disease or syndrome as would be identified on the Device's label under applicable FDA regulations or the foreign equivalent thereof.

1.30 "Initial Term" shall mean the Effective Date through the last day of the seventh Contract Year, unless earlier terminated pursuant to Section 3.6, Article 7 or Article 12.

1.31 "Intellectual Property" shall mean any and all trade secrets, patents, copyrights, trademarks, service marks, tradenames, domain names, trade dress, URLs, brand features, know-how and similar rights of any type under the laws of any applicable Governmental Authority, including, without limitation, all applications and registrations relating to any of the foregoing.

1.32 "Intellectual Property Rights" shall mean all rights in and to Intellectual Property.

1.33 "Labeling" shall mean labeling of the primary container of the Product in accordance with applicable FDA regulations.

1.34 "Law" shall mean any declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding restriction of or by any Governmental Authority, as amended from time to time, including, but not limited to, the FDCA.

1.35 "Line Extension" shall mean (i) a device containing a variation of or to the Product or the Secondary Packaging that is permitted under the 510(k) Premarket Notification K991923 for the Device, for use in the Field and (ii) any device containing any other Non-Absorbable Cyanoacrylate Product with a different Indication in the Field that requires a new regulatory application ([**]).

1.36 "Manufacturing Cost" shall mean the actual costs of manufacturing Non-Absorbable Cyanoacrylate Product (determined in a reasonable manner in accordance with generally accepted accounting principles, consistently applied, for determining direct costs) which shall include the following: (i) [**]; (ii) [**]; (iii) [**]; and (iv) [**]. To the
        extent that manufacturing of [**] or any component thereof is performed [**].

1.37 "Manufacturing Facility" shall mean Closure Medical's U.S. manufacturing facility located at 5250 Greens Dairy Road, Raleigh, North Carolina.

1.38    "Non-Absorbable Cyanoacrylate Product" shall mean [**].

1.39    "Notice" shall have the meaning ascribed thereto in Section 13.5.

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1.40    "Oral Applications" shall mean topical applications on the lips, topical perioral applications and topical applications on the tissues inside the mouth.

1.41 "Over the Counter" or "OTC" shall mean products which may be sold or distributed in a manner which does not require the prescription or written direction of a medical professional, entity or institution.

1.42 "Package Inserts" means labeling for use in the Field that is authorized by the FDA and meets the specific requirements as set forth in Part 200 of 21 U.S. Code of Federal Regulations (as such sections may be amended from time to time) and its counterparts in the European Union.

1.43 "Product" shall mean a Non-Absorbable Cyanoacrylate Product packaged in the primary container, as described in detail in the Product Specifications.

1.44    "Product Development Team" shall have the meaning ascribed thereto in
        Section 4.3.1.

1.45    "Product Price" shall have the meaning ascribed thereto in Section 6.1.

1.46 "Product Specifications" shall mean, with respect to the Product, those specifications as are required by the applicable marketing authorization (and as supplemented or amended by mutual agreement of the Parties from time to time) for the applicable Territory as set forth in Schedule 1.46.

1.47    "PTO" shall have the meaning ascribed thereto in Section 5.2.2.

1.48 "Quality Systems Regulations" or "QSR" shall mean all applicable standards relating to manufacturing practices for the Product promulgated by the FDA in the form of laws or regulations.

1.49    "Renewal Term" shall have the meaning ascribed thereto in Section 7.1.

1.50    "Research and Development Costs" shall mean the [**].

1.51    "Rolling Forecast" shall have the meaning ascribed thereto in Section
        3.3.

1.52 "Sample" shall mean the single-use sample containing [**] of Non-Absorbable Cyanoacrylate Product.

1.53 "Secondary Packaging" shall mean, with respect to the Device, all packaging, labeling, Package Inserts and components (other than the Product) reasonably necessary for sale of the Device to the ultimate consumer for use in the Field (including, without limitation, the CE Mark designation), as such Secondary Packaging is reviewed and, if the authorization of any Governmental Authority in the United States or the European Union is required, approved by Closure Medical and described in
        Schedule 1.53, including, without limitation, identification of components and verification that each component has been reviewed in accordance with the Design Control Procedure, as such may be amended from time to time by mutual agreement of the Parties.

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1.54    "Steering Committee" shall have the meaning set forth in Section 4.2.1.

1.55    "Term" shall mean the Initial Term and any Renewal Terms.

1.56    "Territory" shall mean the entire world.

1.57 "Third Party" shall mean any individual or entity other than a Party or an Affiliate of a Party.

1.58 "Trademark Agreement" shall have the meaning ascribed thereto in the Recitals.

1.59    "Trademarks" shall have the meaning ascribed thereto in Section 5.5.1.

                                   Article 2

                                  DISTRIBUTION

2.1 EXCLUSIVE DISTRIBUTOR. Closure Medical appoints Colgate, and Colgate accepts appointment, as the exclusive distributor of the Device in the Field in the Territory, with the sole and exclusive right to commercially distribute the Device within the Territory, including all activities ancillary thereto including, without limitation, promotional, advertising, marketing and sales activities. Colgate may appoint sub-distributors in the Territory.

2.2 RESERVATION OF RIGHTS. Except as expressly provided in this Article 2 and elsewhere in this Agreement, no right, title or interest is granted, whether express or implied, by Closure Medical to Colgate, and nothing in this Agreement shall be deemed to restrict Closure Medical's right to exploit technology, know-how, patents or any other Intellectual Property rights relating to products other than the Product or the Device.

2.3 MARKET LAUNCH. Colgate shall use efforts to distribute the Device in the Territory at least commensurate with those used to distribute its own products of similar nature and comparable market potential. Colgate shall develop and utilize a marketing strategy for the Device. Colgate shall collaborate with Closure Medical with respect to its market launch activities with dental professionals and shall allow Closure Medical to offer input regarding these activities. Colgate shall introduce the Device to dental professionals at a major dental meeting consistent with the timing of the retail launch of the Device in the United States.

2.4 REGULATORY COMPLIANCE. All marketing efforts shall be conducted in a manner consistent with applicable Laws. Colgate shall not promote or market the Device for any use outside the Field or not authorized by the applicable Governmental Authority. Colgate shall not make any false or misleading representation to customers or others regarding Closure Medical or the Device.

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

                                   Article 3

                             MANUFACTURE AND SUPPLY

3.1 CONTACT PERSON. As soon as reasonably practicable after the Effective Date, each Party shall identify a contact person to serve as the primary liaison between the Parties with regard to manufacture and supply issues. Each Party may replace its contact person, at any time, upon written notice identifying the new contact person to the other Party.

3.2 MANUFACTURE AND SUPPLY OF THE PRODUCT. Colgate shall accept the Product exclusively from Closure Medical, and Closure Medical shall exclusively supply to Colgate the Product for packaging and distribution as the Device in the Field in the Territory. The Parties acknowledge and agree that Closure Medical may use Third Parties to perform any of its obligations under this Agreement; provided that the applicable manufacturing facility of each such Third Party is, to the extent applicable, FDA-inspected and compliant, and any Product or Line Extension being manufactured by such Third Party at such facility is manufactured in accordance with the Quality Standards. For purposes of clarity, any de minimus improvements to the Product developed in the ordinary course of business by Closure Medical, including, without limitation, [**], shall be provided to Colgate at no additional charge or credit, to the extent such provision would not breach any Third Party agreements.

        3.2.1 Closure Medical shall be responsible [**]. Closure Medical shall manufacture and provide [**]. Closure Medical shall be responsible for [**].

        3.2.2   Regulatory Filings and Quality Control.

                (a) Closure Medical shall be responsible for all quality control and quality assurance matters related to the manufacture and primary packaging and Labeling of the Product. Closure Medical shall advise Colgate of any FDA compliance issues, including, but not limited to, any quality assurance problems with Closure Medical's manufacturing facilities (and those of its subcontractors) used in the manufacture of the Product or other components of the Device. Closure Medical shall promptly advise Colgate of any FDA inspections and the findings thereof and shall take, and shall ensure that its subcontractors take, all reasonable steps necessary to correct any deficiencies identified by the FDA within the time periods mandated by the FDA. Except as otherwise set forth in this Agreement, Closure Medical shall have sole authority to interact with the FDA regarding the Product and the Device. Notwithstanding the following exceptions, Colgate shall refer all FDA requests for information regarding the manufacture of the Product or the Design Control Procedure to Closure Medical for resolution. Colgate may interact directly with the FDA in the following circumstances, provided that Colgate shall provide Closure Medical with copies of all correspondence with, and all documents or other materials provided to, the FDA and, to the extent not prohibited by Law, Closure Medical shall have the right to have one



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

                        representative participate in all meetings between Colgate and the FDA and in all site inspections by the FDA, as long as the FDA provides Colgate with adequate notice of such meetings and inspections.

                        (i) Site inspections of the Colgate packaging and distribution facility for the Device by the FDA. Such site inspections may include providing information requested by the FDA relating to specifications for Secondary Packaging, Device assembly and shipping procedures and Device complaint files.

                        (ii) Any correspondence initiated by the FDA to Colgate relating to the investigation of Third Party complaints regarding the Device that are reported directly to the FDA.

                (b) Closure Medical shall obtain and maintain all regulatory approvals for the Device required to market and sell the Device in the United States and European Union, including, but not limited to, changes to the Product or Device (whether or not such changes result in Line Extensions), annual report, amendments and new claims. Colgate shall maintain, and, upon reasonable request, supply to Closure Medical, manufacturing, labeling and distribution records for the Device in accordance with applicable Laws. Closure Medical shall provide to Colgate copies of all regulatory filings in the United States and European Union for the Product and the Device together with copies of all the related correspondence from the applicable Governmental Authorities.

                (c) Colgate may obtain and maintain all regulatory authorizations for the Device required to market and sell the Device in countries in the Territory outside of the United States and the European Union. Colgate shall provide Closure Medical with any copies of regulatory filings in countries in the Territory outside of the United States and the European Union in which Colgate has obtained and maintained regulatory authorization for the Device, together with copies of all the related correspondence from the applicable Governmental Authorities.

3.3 12 MONTH ROLLING FORECAST. On the Effective Date and on the first Business Day of each month during the Term, Colgate shall send to Closure Medical a non-binding, good faith 12 month rolling forecast (each, a "Rolling Forecast") identifying Colgate's anticipated monthly requirements of the Product by SKU.

3.4     FIRM ORDERS.

        3.4.1 INITIAL FIRM ORDER. On the Effective Date, Colgate shall provide Closure Medical with a Firm Order for the Product by SKU for the first [**] full calendar months and any partial calendar months, beginning [**] days after the Effective Date.

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

        3.4.2 ONGOING FIRM ORDERS. Accompanying each Rolling Forecast, Colgate shall provide an additional Firm Order for the Product by SKU covering the [**] of the new Rolling Forecast. Closure Medical shall be obligated to supply the Product requested by Colgate in each Firm Order to the extent that such Firm Order is for the Product in an amount in the range of [**]% to [**]% of units of the Product contained in the most recent Rolling Forecast for such month.

        3.4.3 FORMATION OF CONTRACT. If the aggregate amount of Product requested by Colgate in a Firm Order for any month (a) is less than [**]% of units of the Product contained in the most recent Rolling Forecast for such month, Closure Medical [**] or (b) exceeds [**]% of the amount set forth in the most recent Rolling Forecast for such month (any such excess amount, the "Excess Requirements"), [**].

3.5 MANUFACTURING AND DELIVERY SCHEDULE. Within [**] Business Days of receipt of each Firm Order, Closure Medical shall provide Colgate with the delivery schedule for the Product identified in such Firm Order. Unless otherwise approved by Colgate, the delivery dates specified by Closure Medical in such delivery schedule shall be no earlier the [**] prior to, and no later than [**], the delivery dates specified by Colgate in the applicable Firm Order. On each delivery date, Closure Medical shall deliver no less than [**]% and no more than [**]% of the quantity of each SKU specified by Colgate in the applicable Firm Order. Each shipment of Product shall be delivered by Closure Medical in accordance with Section 3.8 no later than [**] after the date of manufacture of such Product.

3.6     ANNUAL MINIMUM QUANTITIES.

        3.6.1 For each Contract Year, Colgate shall place Firm Orders for a minimum quantity of the Product (including any Line Extensions and Excess Requirements) (each, an "Annual Minimum Quantity" and, together, the "Annual Minimum Quantities"), as follows: (a) for the first Contract Year, an aggregate of at least [**] units of the Product (such unit total including [**]); (b) for the second Contract Year, an aggregate of at least [**] units of the Product (excluding [**]); (c) for the third Contract Year, an aggregate of at least [**] units of the Product (excluding [**]); (d) for the fourth Contract Year, an aggregate of at least [**] units of the Product (excluding [**]); (e) for the fifth Contract Year, an aggregate of at least [**] units of the Product (excluding [**]); (f) for the sixth Contract Year, an aggregate of at least [**] units of the Product (excluding [**]); and (g) for the seventh Contract Year, an aggregate of at least [**] units of the Product (excluding [**]).

        3.6.2 If, in any given Contract Year, Colgate fails to purchase from Closure Medical the [**] Product set forth in Section 3.6.1, Colgate shall [**]. Except as set forth in Section 3.6.3 and to the extent Colgate is not otherwise in breach of this Agreement, the [**] pursuant to this Section 3.6.2 shall be Closure Medical's sole remedy for Colgate's failure to purchase the [**] Product as set forth in Section 3.6.1 during any given Contract Year.

        3.6.3 If Colgate [**], in addition to the remedy set forth in Section 3.6.2, Closure Medical may [**].

        3.6.4   Colgate shall not be considered as having failed [**].

        3.6.5 If, in any given Contract Year, Closure Medical fails to deliver to Colgate the [**] Product set forth in Section 3.6.1, Closure Medical shall [**]. Except as set forth in Section 3.6.6 and to the extent Closure Medical is not otherwise in breach of this Agreement, the [**] pursuant to this Section 3.6.5 shall be Colgate's sole remedy for Closure Medical's failure to deliver the [**] of Product as set forth in Section 3.6.1 during any given Contract Year.

        3.6.6   If Closure Medical [**], in addition to the remedy set forth in
                Section 3.6.5, Colgate may [**].

        3.6.7   Closure Medical shall not be considered [**].

3.7     LABELING, PACKAGING AND ASSEMBLY.

        3.7.1 Colgate shall be responsible for obtaining the Secondary Packaging and assembling the Product and the Secondary Packaging into the Device, including without limitation, all quality control and quality assurance matters related to the assembly and distribution of the Device. Any changes to the Secondary Packaging must conform to the requirements of the Design Control Procedure attached hereto as Schedule 3.7.1 as the same may be amended by Closure Medical from time to time at its sole discretion (the "Design Control Procedure"). Colgate shall be solely responsible for any and all costs associated with the Secondary Packaging and any changes made to the Secondary Packaging, including, without limitation, the costs associated with the proper disposal or reworking of the Product rendered obsolete by such change to the Secondary Packaging; provided that Colgate shall not be responsible for any costs associated with the disposal or reworking of the Product in excess of the amount of the Product that is the subject of Firm Orders at the time of such change to the Secondary Packaging.

        3.7.2 Except to the extent prohibited by Law, Colgate shall (a) clearly identify Closure Medical as the manufacturer of the Product on all packaging materials and (b) clearly mark each Device with all patent notices relating to Closure Medical's patent rights in such Device.

        3.7.3 Colgate shall be responsible for complying with all applicable Laws and Device Specifications provided by Closure Medical with respect to the storage and warehousing of the Product and the assembly, labeling, storage, warehousing, marketing, promotion, advertising, sale, distribution and delivery of the Device. The Parties acknowledge and agree that under no circumstances shall Colgate label, market, promote, advertise or sell the Product except as incorporated in the Device.

        3.7.4 Colgate shall promptly advise Closure Medical of any FDA inspections and the findings thereof and shall take all reasonable steps necessary to correct deficiencies, if any, found by the FDA relating to the packaging of the Device within the time periods mandated by the FDA. Colgate shall advise Closure Medical of any FDA compliance issues or any quality assurance problems with Colgate's packaging facilities used for the packaging of the Device.

3.8 DELIVERY. The Product shall be delivered to Colgate [**]. Each batch of the Product shall be accompanied by (i) a packing slip that identifies the batch number, purchase order number, expiration date of the Product and the quantity of the Product and (ii) a certificate of analysis, which shall be substantially in the form of Schedule 3.8 and signed by a quality control officer of Closure Medical. Closure Medical shall retain a sample of each batch of the Product delivered to Colgate until [**] after the expiration date of such batch of the Product. Such sample shall be of sufficient quantity to complete two sets of the tests required by the Product Specifications. To the extent of any conflict or inconsistency between this Agreement and any purchase order, purchase order release, confirmation, acceptance or any similar document, the terms of this Agreement shall govern.

3.9     INSPECTION OF SHIPMENT AND NOTICE OF CLAIMS.

        3.9.1 Inspection. Upon receipt of each shipment of the Product, Colgate shall promptly inspect such shipment to determine whether the full shipment was received and examine the certificate of analysis delivered therewith to determine whether the Product conforms to the Product Specifications, all applicable Laws and the Good Manufacturing Practices (collectively, the "Quality Standards").

        3.9.2 Notice of Claims. Colgate shall inform Closure Medical in writing of any claim by Colgate relating to a shipment that contains a shortage of the Product or, based solely on Colgate's examination of the applicable certificate of analysis, fails to conform to the Quality Standards within [**] Business Days after Colgate learns, or should reasonably have learned, of such claim. If Colgate does not provide such notice to Closure Medical, Colgate shall be deemed to have accepted the shipment of the Product as complete and conforming to the Quality Standards, but only to the extent variations therefrom would be apparent based solely on an examination of the applicable certificate of analysis. Upon receipt of any such notice, Closure Medical, [**]. Notwithstanding the foregoing, Closure Medical shall have no liability in the event that the replacement of any Product shall have been necessitated by the fault or negligence of Colgate.

3.10    MANUFACTURING FACILITY.

        3.10.1 Location. Closure Medical shall manufacture the Product at its Manufacturing Facility. Closure Medical may change the location of the Manufacturing Facility [**]; provided that the new manufacturing facility is FDA-approved and the Product and any Line Extensions then being manufactured by Closure Medical can be manufactured at the new manufacturing facility in accordance with the Quality Standards.

        3.10.2  Inspections by Colgate.

                (a) Colgate shall have the right on an annual basis, upon reasonable advance notice and during regular business hours, to inspect and audit the Manufacturing Facility and the records (including batch records) maintained by Closure Medical in connection with the manufacture, packaging and Labeling of the Product and any Line Extensions (the "Closure Records") to assure compliance with the Quality Standards. Such inspections and audits shall be conducted at Colgate's sole cost and expense and in a manner so as to minimize disruption of Closure Medical's business operations. Except as required by any Law or as otherwise provided in this Agreement, Colgate shall not be entitled to conduct more than [**] inspection and audit during each Contract Year of the Manufacturing Facility and of the Closure Records without the prior written approval of Closure Medical, such approval not to be unreasonably withheld.

                (b) Colgate shall have the right on an annual basis, upon reasonable advance notice and during regular business hours, to inspect and audit the manufacturing facilities of each of the subcontractors of Closure Medical, if any, and the records (including batch records) maintained by each such subcontractor in connection with the manufacture, packaging and Labeling of the Product and any Line Extension (the "Closure Subcontractor Records") to assure compliance with the Quality Standards. Such inspections and audits shall be conducted in accordance with the provisions of Section 3.10.2(a) above. Closure Medical shall ensure that Colgate is able to exercise its rights under this paragraph (b).

                (c) To the extent Colgate reasonably determines during any such inspection and audit that Closure Medical or any of its subcontractors is not in compliance with the Quality Standards, Colgate shall provide Closure Medical with written notice detailing such non-compliance. Closure Medical shall, and shall cause its subcontractors to, use [**] to remedy such non-compliance within [**] days of receipt of such notice from Colgate. Thereupon, Colgate shall have the right to re-inspect and re-audit the applicable manufacturing facility, or the Closure Records or the Closure Subcontractor Records, as applicable, upon reasonable notice and during regular business hours to determine whether Closure Medical or its subcontractor has remedied such non-compliance. Each designee or representative of Colgate that conducts an inspection and audit of the Manufacturing Facility or the Closure Records shall be required to execute, in advance, a confidentiality agreement containing confidentiality obligations substantially similar to the obligations set forth in Article 9 of this Agreement.

        3.10.3  Inspections by Closure Medical.

                (a) Closure Medical shall have the right on an annual basis, upon reasonable advance notice and during regular business hours, to inspect and audit the packaging or distribution facility and the records maintained by Colgate in connection with the packaging of the Device at the packaging or distribution facility (the "Colgate Records") to assure compliance with all Laws. Such inspections and audits shall be conducted at Closure Medical's sole cost and expense and in a manner so as to minimize disruption of Colgate's business operations. Except as required by any Law or as otherwise provided in this Agreement, Closure Medical shall not be entitled to conduct more than one inspection and audit during each Contract Year of the packaging or distribution facility and of the Colgate Records, without the prior written approval of Colgate, such approval not to be unreasonably withheld.

                (b) Closure Medical shall have the right on an annual basis, upon reasonable advance notice and during regular business hours, to inspect and audit the facilities of each of the subcontractors of Colgate, if any, and the records maintained by each such subcontractor in connection with the packaging of the Device and any Line Extension (the "Colgate Subcontractor Records") to assure compliance with all Laws. Such inspections and audits shall be conducted in accordance with the provisions of Section 3.10.3(a) above. Colgate shall ensure that Closure Medical is able to exercise its rights under this paragraph (b).

                (c) To the extent Closure Medical reasonably determines during any such inspection and audit that Colgate or any of its subcontractors is not in compliance with all Laws, Closure Medical shall provide Colgate with written notice detailing such non-compliance. Colgate shall, and shall cause its subcontractors to, use [**] to remedy such non-compliance within [**] of receipt of such notice from Closure Medical. Thereupon, Closure Medical shall have the right to re-inspect and re-audit the applicable packaging or distribution facility, or the Colgate Records or the Colgate Subcontractor Records, as applicable, upon reasonable notice and during regular business hours to determine whether Colgate [**] or its subcontractor has remedied such non-compliance. Each designee or representative of Closure Medical that conducts an inspection and audit of the packaging or distribution facility or the Colgate Records shall be required to execute, in advance, a confidentiality agreement containing confidentiality obligations substantially similar to the obligations set forth in
                        Article 9 of this Agreement.

3.11    MUTUAL ASSISTANCE.

        3.11.1 General. Each Party shall cooperate with the other Party to provide all reasonable assistance and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to comply with any Law applicable to the Product or the Device, including, but not limited to, submitting or filing U.S. promotional materials with the FDA as may be required and obtaining and maintaining regulatory authorizations for the Device and any Line Extensions.

        3.11.2  Duties to Inform.

                (a) Each Party shall notify the other Party as soon as possible, but in no event later than [**] after it receives, directly or indirectly, notification of any action by, or notification or other information from, a Governmental Authority (e.g., a warning letter relating to the Device or an initiation of an investigation, detention, seizure or injunction concerning any Device, etc.) which (a) raises any concerns regarding the safety of any Product or Device; (b) indicates or suggests a potential liability for either Party to Third Parties arising in connection with any Device, or (c) is reasonably likely to lead to a recall or market withdrawal of any Device; provided that neither Party shall be obliged to disclose such information in breach of any contractual restriction which it could not reasonably have avoided.

                (b) Each Party shall promptly notify the other Party of any of the following, including any corrective actions initiated by such Party and copies of all relevant documentation relating thereto, to the extent controlled by such Party:

                        (i) governmental or regulatory inspections of manufacturing, distribution or other related facilities used for the Product or the Device;

                        (ii) inquiries by governmental or regulatory authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties) relating to the Product or the Device;

                        (iii) any communication from governmental or regulatory authorities pertaining to the manufacture, sale, promotion or distribution of the Product or the Device; and

                        (iv) any other governmental or regulatory authority reviews or inquiries relating to the Product or the Device.

        3.11.3  Device Recall.

                  (a) In the event a recall of the Device [**], such recall shall be implemented and administered by Colgate and Closure Medical in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices and any requests or orders of the FDA. The costs and expenses [**].

                  (b) In the absence of an order of the FDA, [**]. Colgate undertakes to use reasonable efforts to establish a batch tracing and recall system which will enable Colgate, to the extent reasonably possible, to identify, as quickly as possible, customers within the Territory who have been supplied with Devices of any particular batch, and to recall such Devices from such customers.

        3.11.4  Inquiries and Complaints.

                  (a) United States. For Devices sold in the United States, Closure Medical is recognized as the device manufacturer and Colgate is recognized as the device distributor, as defined in Part 803 of Title 21 of the Code of Federal Regulations (21 CFR Part 803). In accordance with the requirements of this regulation, the responsibilities for complaint handling are agreed as follows:

                        (i) Colgate will: (A) receive and log all complaints from the Third Parties; (B) report all Product complaints to Closure Medical; (C) evaluate complaints and conduct investigations related to the Secondary Packaging or distribution of the Device, as appropriate; (D) respond to the complainant regarding complaint status; and (E) implement corrective action as required to ensure Product quality.

                        (ii) Closure Medical will: (A) receive and log all complaints from Colgate; (B) report all Product complaints received directly from Third Parties to Colgate; (C) provide Medical Device Reports to the FDA as defined in 21 CFR ss.803.50, with copies to Colgate;
                                    (D) evaluate complaints and conduct
                                    investigations related to the Device design or the manufacture of the Product; (E) respond to Colgate regarding complaint and investigation status; and (F) implement corrective action as required to ensure Product quality.

                (b) CE Mark Countries. If Devices are sold in countries recognizing the CE Mark, in order to permit Closure Medical to comply with its vigilant obligations as defined in Council Directive 93/42/EEC, Colgate, on behalf of Closure Medical, shall (i) provide reports of serious injuries to the competent authority (vigilance) as defined in Council Directive 93/42/EEC, Annex VII, with copies to Closure Medical and (ii) provide manufacturing, labeling and distribution records regarding the Device upon request by the applicable Governmental Authority as appropriate, with copies to Closure Medical.

        3.11.5 Remainder of Territory. In order to facilitate compliance with the Parties' regulatory obligations and commitments in the remainder of the Territory, the Parties agree jointly to develop written procedures for the surveillance, receipt, evaluation and reporting of inquiries and complaints relating to the Product and the Device, in accordance with applicable Law. Each Party will ensure that adequate records are kept of medical inquiries and reports received concerning the Product and the Device.

                                    Article 4

                           LINE EXTENSION DEVELOPMENT

4.1 COLLABORATION. The Parties shall collaborate to explore the development of Line Extensions for use in the Field. Development activities will commence upon [**], in accordance with Section 4.3.3.

4.2     STEERING COMMITTEE.

        4.2.1 Governance. As soon as reasonably practicable, and in no event more than thirty (30) days, after the Effective Date, the Parties shall establish a joint steering committee (the "Steering Committee"). Each Party shall designate two (2) members to form the Steering Committee. The chairperson of the Steering Committee shall be designated annually on an alternating basis between the Parties commencing with Closure Medical. The Party not designating the chairperson shall designate one of its representative members as secretary to the Steering Committee for such year. Each Party may replace its representatives at any time, upon notice to the other Party identifying the new representative. Any member of the Steering Committee may designate a substitute to attend and perform the functions of that member at any meeting of the Steering Committee.

        4.2.2 Responsibilities. The Steering Committee shall oversee the development and commercialization of Line Extensions including strategic direction and project prioritization. The Steering Committee shall review and approve development plans, budgets and product supply prices and shall provide guidance with respect to targeted volumes, retail prices and prices to distributors for all Line Extensions.

        4.2.3 Meetings; Minutes. The Steering Committee shall meet in person or by teleconference on a calendar quarter basis (provided that at least two meetings per year shall be in person) or more frequently as necessary and as may be agreed upon, with each Party bearing all travel and related costs for its representatives. Within two weeks after each such meeting, the secretary of the Steering Committee shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Steering Committee. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Each Party may, in its discretion, invite non-member representatives of such Party to attend meetings of the Steering Committee.

        4.2.4 Voting; Casting Vote. Each Party shall have one vote in all matters decided by the Steering Committee. With respect to decisions of the Steering Committee, each Party shall be entitled to exercise a casting vote in accordance with the following provisions in the event that the Steering Committee is unable to reach agreement:

                (a)     Casting Vote of Colgate. Colgate shall have the right
                        [**].

                (b) Casting Vote of Closure Medical. Closure Medical shall have the right [**].

4.3     DEVELOPMENT ACTIVITIES.

        4.3.1 Product Development Team. The Steering Committee shall designate a product development team (the "Product Development Team"). The Product Development Team shall conduct all product development and design of Line Extensions in accordance with the then-current Design Control Procedure.

        4.3.2   Development Plan.

                (a) The Product Development Team shall undertake to prepare a development plan for each Line Extension (the "Development Plan") in accordance with the then current Design Control Procedure.

                (b) The Development Plan, as amended from time to time, shall be reviewed and approved by the Steering Committee and shall set forth in sufficient detail (i) [**], (ii) a [**], (iii) the [**] and (iv) any [**].

                (c) Prior to commercialization, the Product Development Team shall determine, and the Steering Committee shall approve, [**].

        4.3.3   Research and Development Costs.

                (a) Upon unanimous approval of a Development Plan by the Steering Committee, Colgate shall initiate the development of such Line Extension by providing a [**] Development Plan.

                (b) If the Steering Committee does not unanimously approve a Development Plan, the Party [**]. Notwithstanding the foregoing, if a Party exercised its casting vote pursuant to Section 4.2.4, [**].

                (c) If, at the end of any Contract Year, either Party has paid more than [**] of the approved Research and Development Costs for such Contract Year, such Party shall issue an invoice to the other Party for reimbursement of such overpayment. Any such amount of overpayment shall be paid within thirty (30) days of receipt of the invoice therefor.

        4.3.4 Development Efforts. Each Party will use commercially reasonable efforts to develop any Line Extension in accordance with the Development Plan. Furthermore, each Party agrees to conduct such development activities in compliance with all applicable laws and regulations that are applicable to the particular stage of development of each Line Extension, including without limitation, QSRs.

        4.3.5 Regulatory Approvals. Closure Medical, in consultation with Colgate, [**]. Colgate may obtain and maintain all [**].

        4.3.6 Marketing Activities. Closure Medical acknowledges that Colgate shall be [**] marketing and promotional activities.

4.4 BOOKS AND RECORDS. The Parties shall keep comprehensive books and records relating to their respective obligations under this Agreement on an accrual basis of accounting in accordance with generally accepted accounting principles. All such records shall be maintained for a period of [**] following the relevant Contract Year, or such longer period as is required by Law. During each Contract Year, [**] thereafter, each Party shall have the right, at its own expense, to have an independent accounting firm acceptable to each of the Parties (the "Auditor") audit such books and records in order to verify the amount of the payments owed and/or paid. Each Party may cause the Auditor to perform such an audit not more than once in any 12-month period, unless a prior audit within the past two years revealed that the amount owed by the other Party to such Party was underpaid in [**] amount owed, in which case an audit may be performed no more frequently than twice in any 12-month period. If the amount owed by one Party to the other Party was underpaid, the underpaying Party shall pay the additional amount owed to the other Party within [**] after its receipt of notice of such underpayment. Each audit shall be conducted during normal business hours, upon reasonable advance notice and in a manner that does not cause unreasonable disruption to the conduct of business by the audited Party. [**].


                                   Article 5

                              INTELLECTUAL PROPERTY

5.1 CLOSURE MEDICAL INTELLECTUAL PROPERTY. Except for the express rights granted to Colgate under this Agreement, Colgate acknowledges and agrees that the Intellectual Property of Closure Medical (including all Intellectual Property Rights associated therewith) is and shall remain the sole property of Closure Medical and nothing in this Agreement shall confer in Colgate any right of ownership in Closure Medical's Intellectual Property.

5.2     PATENT PROSECUTION AND
        MAINTENANCE.

        5.2.1 Cooperation. After development of each Line Extension, the Parties shall consult and cooperate with each other on all aspects of patent filing, prosecution or maintenance of patents and know-how (as the case may be) covering such Line Extension.

        5.2.2 Patent Filing. Such filings and prosecution before the United States Patent and Trademark Office ("PTO") and its foreign counterparts shall be in the name of [**]. Subject to Closure Medical's approval as hereinafter described, such filings shall be prosecuted [**].

        5.2.3 Responsibilities. Closure Medical's counsel shall handle all patent prosecution with the PTO and its foreign counterparts. Closure Medical shall have the right to make reasonable requests of Colgate in connection with such prosecution. All expenses of Closure Medical patent counsel shall be borne by Closure Medical.

        5.2.4 Discretion. Closure Medical shall, in its sole discretion, have the right to abandon or not to pursue or maintain a patent or patent application in a country in the Territory so long as, in Closure Medical's sole good faith opinion, pursuit or maintenance of such patent or patent application in such country is not technically feasible or reasonably commercially justifiable.

5.3     PATENT INFRINGEMENT.

        5.3.1 In the event that either Party becomes aware of any potential Third Party infringement of any of Closure Medical's patents related to the Product or the Device in the Territory, it will notify the other Party in writing to that effect. Any such notice shall include such evidence as may be in the control of the notifying Party to support an allegation of infringement by such Third Party.

        5.3.2 Closure Medical shall have the right, but not the obligation, to enforce (with Colgate's cooperation and at Closure Medical's expense) any such patents against infringement by Third Parties. Closure Medical shall have sole discretion regarding the terms of any settlement resulting from an enforcement proceeding or threatened proceeding. Furthermore, Closure Medical shall have the sole right and discretion in accordance with the provisions of this Agreement to sublicense any Third Party rights under such patents for use outside the Field. In the event that Colgate determines that a Third Party is selling a product for use in the Field that infringes Closure Medical's Intellectual Property Rights, it will so notify Closure Medical. If Closure Medical does not file an infringement suit against such Third Party or otherwise cause such infringement to cease within [**] of such notice, Colgate shall have the right to bring an infringement action, under the direction and control of Colgate and at its own expense, to enjoin the sale of the infringing product.

        5.3.3 At Closure Medical's request, Colgate shall cooperate with Closure Medical and render Closure Medical its commercially reasonable assistance in the enforcement of any of Closure Medical's patents against infringement by Third Parties at Closure Medical's expense.

5.4 OWNERSHIP OF LINE EXTENSIONS. Closure Medical shall own all right, title and interest in and to any and all Line Extensions and all related Intellectual Property Rights, with the exception of (a) any trademark rights associated therewith and (b) any Intellectual Property Rights of Colgate included in any such Line Extension that were conceived and reduced to practice by Colgate outside the scope of this Agreement prior to the development of such Line Extension pursuant to this Agreement.

5.5     TRADEMARKS.

        5.5.1 Selection and Ownership of Trademarks for Line Extensions. Selection of trademarks and trade dress for any and all Line Extensions (the "Trademarks") shall be [**] and [**] all right, title and interest in and to any and all such Trademarks.

        5.5.2 Registration and Maintenance of Trademarks. [**], shall be responsible for maintaining and registering any Trademarks for Line Extensions. As between Colgate and Closure Medical, [**] shall be responsible for all costs relating to any filing and renewal of trademark applications for the Trademarks.

        5.5.3   Defense of Trademark Infringements.

                (a) Duty to Inform [**] of Trademark Infringements. [**] agrees to notify [**] promptly in writing of any conflicting use of or application for registration of the Trademarks, or of any trademark confusingly similar thereto, or of any known or alleged infringements as well as of unfair competition involving the Trademarks which shall come to its attention.

                (b) Defense of [**] Trademarks. [**], in its sole discretion, shall be responsible for the defense of the Trademarks. At [**] request, [**] shall cooperate with [**] and render [**] its commercially reasonable assistance in the defense of the Trademarks at [**] expense. Any damages and costs recovered shall be for [**] sole benefit.

                                   Article 6

                                COMMERCIAL TERMS

6.1 PRODUCT SUPPLY PRICE. During the Initial Term, the price per unit of Product (the "Product Price") shall be $[**] (U.S.) [**] ($[**]) each, [**]. The Product Price for each shipment of the Product shall be paid to Closure Medical within [**] after Colgate's receipt of Closure Medical's invoice for such shipment. Closure Medical shall [**].

6.2 License Fee. In recognition of Closure Medical's research expenditures in the Field to date, Colgate will pay Closure Medical [**] dollars ($[**]) on the Effective Date, by wire transfer or such other mutually acceptable payment method.

6.3 Payment Terms. All payments due to either Party hereunder shall be made in U.S. dollars, without set-off or counterclaim; provided that either Party disputing a payment may withhold payment of all or a portion of any charges that it disputes in good faith. A Party disputing payment hereunder shall provide written notice of such dispute and supporting documentation to the other Party.

6.4 Taxes. All payments required under this Agreement are exclusive of any applicable federal, state, local and foreign taxes, duties, tariffs, levies and similar assessments. Each of the Parties shall be responsible for the payment of taxes and other assessments for which it is liable under applicable Laws.

                                   Article 7

                              TERM AND TERMINATION

7.1 AUTOMATIC RENEWAL. This Agreement will automatically renew at the end of the Initial Term and each subsequent renewal term for [**] (each, a "Renewal Term"), unless either Party notifies the other at least [**] prior to the end of the Initial Term or then current Renewal Term, as applicable, of its intention not to renew this Agreement.

7.2 CHALLENGE OF CLOSURE MEDICAL PATENTS. Closure Medical may terminate this Agreement by giving Colgate [**], to abandon any such challenge. Closure Medical may exercise such termination right at any time for as long as Colgate or any of its Affiliates [**].

7.3     TERMINATION FOR CAUSE.

        7.3.1 MATERIAL BREACH. Either Party may terminate this Agreement immediately upon written notice to the other Party in the event:

                (a)     The other Party becomes the subject of a Bankruptcy
                        Event; or

                (b) A material breach or default by the other Party of any provision of this Agreement occurs, and such Party fails to remedy such breach or default within sixty (60) days after receipt of notice thereof.

        7.3.2 [**].[**] may terminate this Agreement [**] in the event that [**].

        7.3.3 Termination for Severe Safety Reasons. Either Party may terminate this Agreement upon [**] prior written notice to the other Party for reasonable concerns as to the safety of the use of the Device or the Product. Such termination may be exercised in the event of the permanent and complete withdrawal of the Device or the Product for serious adverse health or safety reasons and for any other demonstrated safety issues that prevent the use of the Device or the Product in humans.

7.4 TERMINATION WITHOUT CAUSE. Colgate may terminate this Agreement without cause upon [**] prior written notice to Closure Medical at any time prior to the end of the Initial Term. If Colgate terminates this Agreement pursuant to this Section 7.4 prior to [**], Colgate shall [**] Closure Medical on the effective date of such termination. If Colgate terminates this Agreement pursuant to this Section 7.4 between the [**], Colgate shall [**] Closure Medical on the effective date of such termination.

7.5 TERMINATION FOR THIRD PARTY PATENT INFRINGEMENT OR [**]. In the event that (A) the Product or Device is found by a court of competent jurisdiction to infringe a Third Party patent or a mutually agreed upon patent counsel issues an opinion that the Product or Device would infringe a Third Party patent, and a license is not available or Closure Medical is unable to obtain such license on commercially reasonable terms or (B) after the [**] anniversary of the Effective Date, Closure Medical [**], then Closure Medical shall provide notice of such event to Colgate [**]. Together with any notice provided under this

                Section 7.5, Closure Medical shall provide to Colgate documentation, in reasonable detail, to support its determination that the events set forth in clause (A) or (B) have occurred.

        If the Parties are unable to renegotiate the Product Price within a reasonable time, in no event more than [**], then Closure Medical may terminate this Agreement upon payment to Colgate of (1) [**] as of the effective date of termination, including [**], and (2) the lesser of (a) [**] for the [**], calculated based on the [**] from the [**] or (b) [**].

        For the purposes of this Section, [**].

7.6     UPON TERMINATION.

        7.6.1 General. Upon termination of this Agreement, this Agreement shall thereafter have no effect, except that (a) the provisions of Section 13.10 shall apply, (b) payment obligations that have accrued and have been invoiced prior to the date of termination shall remain due and payable in accordance with the terms of this Agreement, (c) payment obligations that have accrued but have not been invoiced as of the date of termination shall be invoiced and paid in full within 30 days of receipt of such invoice, (d) except as set forth in Section 7.6.2, all rights and licenses [**], (e) all rights and licenses [**] and (f) except as otherwise set forth herein, neither Party shall be relieved from liability for any breach of any representation, warranty or agreement hereunder occurring prior to such termination.

        7.6.2 Disposal of [**] Device. Upon termination of this Agreement, Colgate shall have [**] to dispose of any Device remaining in its inventory at such time; provided, however, [**]. Any Device or Product remaining in Colgate's inventory after the six-month post-termination period shall, at Closure Medical's sole discretion, be returned or destroyed at Colgate's expense. Any Device or Product to be returned shall be returned to the location designated by [**] in writing [**]. Any Device or Product to be destroyed, and all wastes resulting therefrom, shall be destroyed in accordance with all Laws.

                                   Article 8

                               DISPUTE RESOLUTION

8.1 NEGOTIATION AND ESCALATION. If any controversy or claim arises relating to this Agreement, the Parties will attempt in good faith to negotiate a solution to their differences. If the representatives of the Parties primarily involved in the controversy or claim cannot resolve the dispute, then such controversy or claim shall be escalated to the presidents of Closure Medical and Colgate. If negotiation does not result in a resolution within 30 days of when one Party first notifies the other of the controversy or claim, either Party may resort to arbitration under Section 8.2.

8.2 ARBITRATION. Any controversy or claim between the Parties arising out of or relating to this Agreement or a breach thereof which cannot be resolved by negotiation pursuant to Section 8.1 will be resolved by binding arbitration administered by the American

        Arbitration Association (the "AAA") under this Section 8.2 and the AAA's then-current Commercial Arbitration Rules. If any part of this Section
        8.2 is held to be unenforceable, it will be severed and will not affect either the duty to arbitrate or any other part of this Section 8.2. The arbitration will be held in New York, New York, before a sole disinterested arbitrator who is an attorney knowledgeable in medical devices and experienced in handling commercial disputes. The arbitrator shall be appointed jointly by the Parties hereto within 30 days following the date on which the arbitration is instituted. If the Parties are unable to agree upon the arbitrator within such 30-day period, the arbitrator shall be appointed in accordance with the AAA's rules for the appointment of an arbitrator from the AAA panel. The arbitrator's award will be final and binding and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the federal substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the substantive law of the State of Delaware.

8.3 EQUITABLE RELIEF. Notwithstanding the provisions of Sections 8.1 and 8.2 above, either of the Parties may seek from a court of competent jurisdiction any interim or provisional equitable relief necessary to protect the rights or property of such Party.

                                   Article 9

                                 CONFIDENTIALITY

9.1 CONFIDENTIALITY OBLIGATIONS. Except as permitted elsewhere under this Agreement, each Party shall (a) receive and maintain the Confidential Information of the other Party in strict confidence, (b) not disclose such Confidential Information to any Third Parties and (c) promptly notify the disclosing Party upon learning of any law, rule, regulation or court order that purports to compel disclosure of any Confidential Information of the disclosing Party and to reasonably cooperate with the disclosing Party in the exercise of the disclosing Party's right to protect the confidentiality of such Confidential Information. Neither Party hereto shall use all or any part of the Confidential Information of the other Party for any purpose other than to perform its obligations under this Agreement. Each Party shall ensure that its employees, representatives and agents comply with this provision.

9.2 EXCLUSIONS. Nothing contained herein shall prevent a Party from disclosing Confidential Information pursuant to any applicable Law; provided, however, that such Party complies with the notice provisions of Section 9.1(c) to the extent permissible under applicable Laws. Such disclosure shall not alter the status of such information hereunder for all other purposes as Confidential Information.

9.3 TERMINATION. Upon termination of this Agreement, all Confidential Information shall be returned to the disclosing Party or destroyed unless otherwise specified or permitted elsewhere under this Agreement. The confidentiality obligations contained in this Article 9 shall survive termination of this Agreement for a period of [**].

9.4 INJUNCTION. Each Party acknowledges and agrees that the provisions of this Article 9 are reasonable and necessary to protect the other Party's interests in its Confidential Information, that any breach of the provisions of this Article 9 may result in irreparable harm to such other Party and that the remedy at law for such breach may be inadequate. Accordingly, in the event of any breach or threatened breach of the provisions of this Article 9 by a Party hereto, the other Party, in addition to any other relief available to it at law, in equity or otherwise, shall be entitled to seek temporary and permanent injunctive relief restraining the breaching Party from engaging in and/or continuing any conduct that would constitute a breach of this Article 9, without the necessity of proving actual damages or posting a bond or other security.

9.5 PUBLICITY. Except as may be required by applicable Laws (including those arising under any securities laws), neither Party will originate any publicity, news release or other public announcement, written or oral, whether to the public press or otherwise, concerning the relationship between the Parties or the transactions described in this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. In the event disclosure is required by applicable law, rules or regulations, then the Party required to so disclose such information shall, to the extent possible, provide to the other Party for its approval (such approval not to be unreasonably withheld) a written copy of such public announcement at least five Business Days prior to disclosure. Notwithstanding the foregoing, either Party shall have the right to make a press release with respect to its entering into this Agreement; provided that such Party provides to the other Party a copy of the proposed press release no less than five Business Days prior to its proposed release and that the contents of such press release shall be subject to the other Party's consent, which consent shall not be unreasonably delayed or withheld.

                                   Article 10

                         REPRESENTATIONS AND WARRANTIES

10.1 MUTUAL. Each Party hereby represents, covenants and warrants to the other Party that:

        10.1.1 it has the corporate power to enter into this Agreement and to grant the rights and licenses granted herein and otherwise perform this Agreement;

        10.1.2 the entering into of this Agreement by such Party will not (i) violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give raise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Party under its organizational documents, as amended to date, or any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement in which such Party is a party or by which it or any of its properties or assets is bound or affected;

        10.1.3 when executed and delivered by it, this Agreement will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with the provisions of this Agreement; and

        10.1.4 it shall perform its obligations under this Agreement in compliance with all applicable Laws.

10.2    CLOSURE MEDICAL.  Closure
        Medical represents and warrants to Colgate that:

        10.2.1  the Product delivered hereunder [**];

        10.2.2 as of the date of this Agreement, to the best of Closure Medical's knowledge, the Product does not [**];

        10.2.3 as of the date of this Agreement, there are [**] relating thereto; and

        10.2.4 as of the date of this Agreement, to the best of Closure Medical's knowledge, [**] of any encumbrances, liens, claims or security interests.

                                   Article 11

                      DISCLAIMER OF WARRANTY, LIMITATION OF
                          LIABILITY AND INDEMNIFICATION

11.1 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CLOSURE MEDICAL HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT AND THE DEVICE, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

11.2 LIMITATION OF LIABILITY. EXCEPT IN CONNECTION WITH A BREACH BY EITHER PARTY OF ARTICLE 9 AND THE INDEMNIFICATION OBLIGATIONS UNDER [**]. EXCEPT IN CONNECTION WITH A BREACH BY EITHER PARTY OF ARTICLE 9 AND THE INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 11.3 AND 11.4, [**].

11.3 INDEMNIFICATION BY COLGATE. Colgate shall defend, indemnify and hold harmless Closure Medical, its Affiliates and their officers, directors, employees and agents from and against any and all losses, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation asserted by a Third Party, caused by, relating to, based upon, arising out of or in connection with (a) [**] on the part of Colgate, its Affiliates or any of their officers, directors, employees, agents, consultants or subcontractors; (b) Colgate's [**]; or (c) [**].

11.4 INDEMNIFICATION BY CLOSURE MEDICAL. Closure Medical shall defend, indemnify and hold harmless Colgate, its Affiliates and their officers, directors, employees and agents from and against any and all losses, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any claim, action, suit, proceeding or investigation asserted by a Third Party, caused by, relating to, based upon, arising out of or in connection with (a) [**]; (b) Closure Medical's [**]; (c) [**] sold, offered for sale or otherwise disposed of by Colgate, its sublicensees, or their vendees or distributees, whether known or unknown, currently asserted or arising hereafter; or (d) [**].

11.5 INDEMNITEE OBLIGATIONS. Each person seeking to be reimbursed, indemnified, defended and/or held harmless under Section 11.3 or 11.4 (each, an "Indemnitee") shall (a) provide the Party obliged to indemnify such Indemnitee with prompt written notice of any claim, suit, demand or other action for which such Indemnitee seeks to be reimbursed, indemnified, defended or held harmless (each, a "Claim"), which notice shall include a reasonable identification of the alleged facts giving rise to such Claim, (b) grant such Party reasonable authority and control over the defense and settlement of any such Claim and (c) reasonably cooperate with such Party and its agents in defense of any such Claim. Each Indemnitee shall have the right to participate in the defense of any Claim for which such Indemnitee seeks to be reimbursed, indemnified, defended or held harmless, by using attorneys of such Indemnitee's choice, at such Indemnitee's expense. Any settlement of a Claim for which any Indemnitee seeks to be reimbursed, indemnified, defended or held harmless under this Article 11 shall be subject to the prior written approval of such Indemnitee, such approval not to be unreasonably withheld, conditioned or delayed.

11.6 ESSENTIAL PART OF BARGAIN. The Parties acknowledge that the disclaimers and limitations set forth in this Article 11 are an essential element of this Agreement between the Parties and that the Parties would not have entered into this Agreement without such disclaimers and limitations.

11.7 ADEQUATE INSURANCE. During the term of this Agreement and for a period of [**] after its expiration or termination, each of the Parties shall obtain and maintain at its sole cost and expense, product liability insurance or self-insurance that meets the following requirements: (i) the insurance shall insure such Party and its Affiliates against all liability related to the Product and the Device, including liability for bodily injury, property damage, wrongful death and any contractual indemnity obligations imposed by this Agreement; and (ii) the insurance shall be in amounts, respectively, that are reasonable and customary in the industry for companies of comparable size and activity.

                                   Article 12

                                  FORCE MAJEURE

12.1 The performance of a Party impacted by a Force Majeure Event, other than the satisfaction of payment obligations that have accrued under this Agreement, is delayed, without liability, for the duration of a Force Majeure Event.

12.2 The Party whose performance is affected by a Force Majeure Event (the "Affected Party") shall give prompt notice to the other Party stating the details and expected duration of the event and providing a transition plan. If such other Party is not reasonably satisfied that the transition plan of the Affected Party will permit the Affected Party to resume performance of its obligations under this Agreement within [**] after the occurrence of such Force Majeure Event, then such other Party may, within ten days of receipt of such transition plan, request that the Affected Party seek a Third Party under the complete control and supervision of the Affected Party to take over its performance under this Agreement. Once notice is given of a Force Majeure Event, the Parties shall keep each other apprised of the situation until the Force Majeure Event terminates or this Agreement is terminated, whichever occurs first. If the performance of the Affected Party does not resume within [**] of the occurrence of a Force Majeure Event, the other Party shall have the right to terminate this Agreement without penalty. Each Party has full management discretion in dealing with its own labor issues.

12.3 Except as set forth in Section 12.2, Closure Medical shall have no obligation to obtain the Product from a Third Party in order to replace Closure Medical's excused contractual shortfall.

                                   Article 13

                                  MISCELLANEOUS

13.1 RESTRICTIONS ON UNSOLICITED ACTIVITIES. In consideration of the rights granted hereunder, Colgate agrees that for the term of this Agreement, without the prior written consent of the board of directors of Closure Medical, neither Colgate nor any of its respective Affiliates (including any person or entity directly or indirectly, through one or more intermediaries, controlling one of these entities, or controlled by one of these entities or under common control with one of these entities) will (i) purchase, offer or agree to purchase, or publicly announce an intention to purchase, directly or indirectly, any securities or assets of Closure Medical; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of Closure Medical or any Affiliate thereof; (iii) initiate or support, directly or indirectly, any stockholder proposal with respect to Closure Medical; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving Closure Medical or its securities or assets; or
        (v) form, join or in any way participate in a "group" as defined in
        Section 13(d)(3) of the Exchange Act in connection with any of the foregoing. Nothing contained in this Section 13.1 shall prohibit the ownership by Colgate of up to [**] any class of securities of Closure Medical which are registered pursuant to the Exchange Act. In addition, this Section 13.1 shall not apply in the event that:

        13.1.1 an offer or proposal is publicly made by a Third Party, or a public disclosure is made of an offer or proposal by a Third Party, to acquire more [**] voting securities of Closure Medical, or involving a merger, consolidation or other business combination or similar transaction involving Closure Medical, or involving a sale or disposition of a substantial portion of the assets of Closure Medical (any of the foregoing, a "Covered Transaction");

        13.1.2 an agreement relating to a Covered Transaction is entered into between Closure Medical and a Third Party;

        13.1.3  a Third Party acquires [**] of Closure Medical; or

        13.1.4 Closure Medical or its board of directors or any committee thereof publicly discloses that it has authorized the solicitation of offers or proposals or indications of interest with respect to any Covered Transaction.

        13.2 GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Delaware, without regard to its conflicts of law provisions.

13.3 NO ASSIGNMENT. Except as otherwise set forth herein, neither Party shall transfer, assign or cede any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party, which consent may be withheld at the other Party's reasonable business discretion; provided, however, that either Party may transfer this Agreement without prior written consent of the other Party to an Affiliate or, subject to
        Section 7.3.2, in connection with a merger or sale of all or substantially all of the stock or assets of such Party.

13.4 INDEPENDENT CONTRACTORS. In connection with this Agreement, each Party is an independent contractor. This Agreement does not, and shall not be construed to, create an employer-employee, agency, joint venture or partnership relationship between the Parties. Neither Party shall have any authority to act for or to bind the other Party in any way, to alter any of the terms or conditions of any of the other Party's standard forms of invoices, sales agreements, warranties or otherwise, or to warrant or to execute agreements on behalf of the other or to represent that it is in any way responsible for the acts, debts, liabilities or omissions of the other Party.

13.5 NOTICES. All notices, reports, payments and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be given either by personal delivery against a signed receipt, by express delivery using a nationally recognized overnight courier or by facsimile. All Notices shall be properly addressed as follows, or to such other addresses as may be specified in a Notice given hereunder:

If to Closure Medical:                   with a copy to:

         Attn:  Robert V. Toni                  Attn:  Manya S. Deehr
         Closure Medical Corporation            Morgan, Lewis & Bockius LLP
         5250 Greens Dairy Road                 1701 Market Street
         Raleigh, North Carolina 27616          Philadelphia, Pennsylvania 19103
         Facsimile:  919-876-7874               Facsimile:  215-963-5299

If to Colgate:                                         with a copy to:

         Attn: President                        Attn: General Counsel
         Colgate Oral Pharmaceuticals, Inc.     Colgate-Palmolive Company
         One Colgate Way                        300 Park Avenue
         Canton, Massachusetts 02021            New York, NY  10022
         Facsimile: 781-821-1142                Facsimile: 212-310-3754

A Notice shall be deemed to be effective upon personal delivery or, if sent via overnight delivery, upon receipt thereof. A Notice sent via facsimile is deemed effective on the same day (or if such day is not a Business Day, then on the next succeeding Business Day) if such facsimile is sent before 5:00 p.m. Eastern Standard/Daylight Time and on the next day (or if such day is not a Business Day, then on the next succeeding Business Day) if such Notice is sent after 5:00 p.m. Eastern Standard/Daylight Time.

13.6 AMENDMENT OR MODIFICATION. No subsequent amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the Parties.

13.7 ENTIRE AGREEMENT. This Agreement sets out the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements, proposals, arrangements and communications, whether oral or written, with respect to the subject matter hereof.

13.8 SEVERABILITY. If any provision of this Agreement is held by a tribunal of competent jurisdiction to be illegal, invalid or otherwise unenforceable in any jurisdiction, then to the fullest extent permitted by law (a) the same shall not effect the other provisions of this Agreement, (b) such provision shall be deemed modified to the extent necessary in the tribunal's opinion to render such provision enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly, preserving to the fullest extent the intent and agreements of the Parties set forth herein and (c) such finding of invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

13.9 NO WAIVER. Failure to enforce any term of this Agreement is not a waiver of future enforcement of that or any other term. No term or provision of this Agreement will be deemed waived and no breach excused unless such waiver or excuse is in writing and signed by the Party against whom enforcement of such waiver or excuse is sought.

13.10 SURVIVAL. Articles 5, 7.6, 8, 9, 10, 11 and 13; any payment obligations of the Parties hereunder accruing prior to the date of termination or expiration; and any other provision herein expressly surviving termination or expiration or necessary to interpret the rights and obligations of the Parties in connection with the termination of the term of this Agreement will survive the termination or expiration of this Agreement.

13.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended to confer benefits, rights or remedies unto any person or entity other than the Parties and their permitted successors and assigns.

13.12 TITLES. The headings appearing at the beginning of the Sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement. The nomenclature of the defined terms in this Agreement shall only be used for the construction of this Agreement and are not to be used for any other purpose, including, but not limited to, interpretation for accounting purposes.

13.13 EXECUTION IN COUNTERPARTS, FACSIMILES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bear the signatures of both Parties hereto. For the purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed an original.

            [The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the Parties to the Agreement by their duly authorized representatives have executed this Agreement as of the date first written above.

CLOSURE MEDICAL CORPORATION               Colgate ORAL PHARMACEUTICALS, iNC.



By: _____________________________         By: _____________________________
      Name:                                     Name:
      Title:                                    Title:

Schedule 1.18             Device Specifications
Schedule 1.46             Product Specifications
Schedule 1.53             Secondary Packaging Specifications
Schedule 3.7.1            Closure Medical's Design Control Procedure
Schedule 3.8              Form of Certificate of Analysis
Schedule 7.3.2            [**]

                                  Schedule 1.18

                              Device Specifications
                              ---------------------

                                      [**]

                                  Schedule 1.46

                             Product Specifications
                             ----------------------

                                      [**]

                                  Schedule 1.53

                       Secondary Packaging Specifications
                       ----------------------------------

                                      [**]

                                 Schedule 3.7.1

                   Closure Medical's Design Control Procedure
                   ------------------------------------------

                                      [**]

                                  Schedule 3.8

                         Form of Certificate of Analysis
                         -------------------------------

                                      [**]

                                 Schedule 7.3.2

                                      [**]